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                                                                    EXHIBIT 3(1)

                            ARTICLES OF INCORPORATION
                                       OF
                                  ANAGRAM INC.

            The undersigned, being a natural person of full age, for the purpose of forming a corporation under and pursuant to the provisions of the Minnesota Business Corporation Act, being Chapter 301, Minnesota Statutes Annotated, does hereby adopt the following Articles of Incorporation.

                                   ARTICLE I.

            The name of this corporation shall be:

                        Anagram Inc.

                                   ARTICLE II.

            The purposes and powers of this corporation shall be:

            (a) General business purposes.

            (b) Marketing products and services of all types.

            (c) To acquire, hold, mortgage, pledge or dispose of the shares, bond, securities and other evidences of indebtedness of any domestic or foreign corporation.

            (d) To take, lease, purchase or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, improve, develop, divide and otherwise handle, deal in, and dispose of real estate, real property, and any interest or right therein. To erect, construct, maintain, improve, rebuild, enlarge, alter, manage and control, directly or through ownership of stock in any corporation, any and all kinds of buildings, houses, stores, offices, shops, warehouses, factories, mills, machinery and plants, and any and all other structures and erections which may at any time be necessary, useful or advantageous, for the purposes of the corporation, and which lawfully may be done under the laws of the State of Minnesota.

            (e) To make, enter into, perform and carry out contracts for constructing, building, altering, improving, repairing, decorating, maintaining, furnishing and fitting up buildings, tenements and structures of every description, and to advance money to and enter into agreements of all kinds with builders, contractors, property owners and others for said purpose.

            (f) To purchase or otherwise acquire, own, mortgage, pledge, sell, assign and transfer, or otherwise dispose of, to invest, trade, deal in and deal with goods, wares, and merchandise and personal property of every class and description; to acquire and pay for in cash, stocks or bonds of this corporation, or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person,

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firm, association or corporation; to acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation.

            (g) To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof, to borrow money for any of the purposes of the corporation, from time to time, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust or the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge, or otherwise dispose of such bonds or other obligations of the corporation, for its corporate purposes.

            (h) To purchase, hold, sell and transfer the shares of its own capital stock.

            (i) To have one or more offices, within or without the State of Minnesota, to carry on all or any of its operations and business and, without restriction or limit as to amount, to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of real property of every class and description in any of the states, districts, territories or colonies of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, colony or country; and, in general, to exercise and to have such other powers and purposes as may be reasonably incidental to or necessary for the exercise of any of the powers hereinabove specified.

            (j) To do each and all of the things aforesaid for itself, or as agent, nominee, broker, factor, consignee, associate, joint venturer, or partner of or with other persons, firms, partnerships, general or limited, associations, or corporations; and to do the same as fully and to the same extent as natural persons might or could do, including the formation or entering into joint ventures or general or limited partnerships or associations to do any of the things aforesaid and becoming and acting as a joint venturer, general or limited partners, or associate or member therein.

            (k) The objects and purposes specified in the foregoing paragraphs shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from the terms of any other clause in these Articles of Incorporation, but the objects and purposes specified in each of the foregoing clauses of this Article shall be regarded as independent objects and purposes and shall be in addition to any other powers of corporations having general business purposes under the Minnesota Business Corporation Act.

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                                  ARTICLE III.

            The location and post office address of its registered office within the State of Minnesota shall be 1800 Midwest Plaza Building, Minneapolis, Minnesota, 55402.

                                   ARTICLE IV.

            The time for the commencement of this corporation shall be the date upon which these Articles of Incorporation are filed in the office of the Secretary of State of Minnesota, and its duration shall be perpetual.

                                    ARTICLE V

            (a) The capital stock of this corporation shall consist of Twenty-five Thousand (25,000) shares of common stock at One Dollar ($1.00) par value.

            (b) No holder of stock of this corporation shall be entitled to any cumulative voting rights.

            (c) The capital stock of this corporation shall be issued in the manner, at the times, in such amounts, and for such consideration in money or property or both, as the Board of Directors may, from time to time, determine. The Board of Directors shall have the authority to fix the terms, provisions and conditions of, and authorize the issuance of options, warrants, or rights to purchase or subscribe for shares of its common stock, including the price or prices at which shares may be purchased or subscribed for.

            (d) No holder of stock of this corporation shall have any preferential, pre-emptive, or other rights of subscription to any shares of any class of stock of this corporation allotted or sold or to be allotted or sold and now or hereafter authorized, or to any obligations or securities convertible into any class of stock of this corporation, nor any right of subscription to any part thereof.

                                   ARTICLE VI.

            The corporation shall indemnify its officers, directors, employees and agents to the full extent permitted by the laws of the State of Minnesota, as now in effect or as the same may hereafter be amended.

                                  ARTICLE VII.

            The amount of stated capital with which this corporation shall begin business shall be the sum of One Thousand Dollars ($1,000.00).

                                  ARTICLE VIII.

            The name and post office address of the incorporator forming this corporation is:

                  Ralph Strangis
                  1800 Midwest Plaza
                  Minneapolis, Minnesota 55402

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                                   ARTICLE IX

            (a) The management of the corporation shall be vested in a Board of Directors whose number shall be determined in accordance with the Bylaws of this corporation. The first Board of Directors of the corporation, who shall hold office until the next annual meeting of shareholders and until their successors are elected shall consist of:

                        Ralph Strangis
                        1800 Midwest Plaza
                        Minneapolis, Minnesota 55402

                        Michael D. Goldner
                        1800 Midwest Plaza
                        Minneapolis, Minnesota 55402

                        Andris A. Baltins
                        1800 Midwest Plaza
                        Minneapolis, Minnesota 55402

            (b) The Board of Directors shall have the authority to make and alter Bylaws, subject to the power of the stockholders to change or repeal such Bylaws.

            IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 17th day of June, 1977.

In the Presence Of:

                                        /s/ Illegible
                                        ---------------------------------------
 /s/ Victoria A. Nuget
-------------------------------------

 /s/ Marcia L. Olson
--------------------------------------

State of Minnesota )
                   ) ss.:
County of Hennepin )

            On this 17th day of June, 1977, before me a notary public within and for said county, personally appeared Ralph Strangis to me known to be the person named in and who executed the foregoing Articles of Incorporation, and he acknowledged that he executed the same as his free act and deed and for the uses and purposes therein expressed.

                                                      /s/ Marcia L. Olson

[SEAL]

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                            CERTIFICATE OF AMENDMENT
                         OF ARTICLES OF INCORPORATION OF
                                  ANAGRAM INC.

                  We, the undersigned, Garry Kieves and Rick Keives, President and Vice President and Secretary, respectively, of ANAGRAM INC., a Minnesota corporation, do hereby certify that resolutions as hereinafter set forth were adopted by a unanimous action in writing signed by all of the stockholders of Anagram Inc., for the purpose of amending the Articles of Incorporation of the corporation.

                  WHEREAS, the Board of Directors has deemed it advisable to change the corporate name of the corporation and has proposed an amendment to the Articles of Incorporation of the corporation;

                  NOW THEREFORE, BE IT HEREBY RESOLVED, that Article I of the Articles of Incorporation be and the same is hereby amended by deleting the present Article I and inserting in lieu thereof the following Article I:

                                   "ARTICLE I.

                     The name of this corporation shall be:

                          Anagram International, Inc."

                  RESOLVED, FURTHER, that the President or any Vice President, acting alone or with the Secretary or an Assistant Secretary, be and they each are hereby authorized and empowered to take any and all action necessary or required in order to file for record with the Secretary of State of Minnesota and in any other jurisdiction the foregoing amendment to the Articles of Incorporation and to take all other action necessary with respect to the change of name of the corporation.

                  IN WITNESS WHEREOF, we have subscribed our names hereto this 25th day of February, 1982.

In the Presence of:

 /s/ Illegible                                /s/ Garry Kieves
------------------------------                ----------------------------------
                                             Garry Kieves, President

 /s/ Marcia L. Olson                          /s/ R. Keives
------------------------------                ----------------------------------
                                             Rick Keives, Vice President
                                                  and Secretary

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                            CERTIFICATE OF AMENDMENT
                          ARTICLES OF INCORPORATION OF
                           ANAGRAM INTERNATIONAL, INC.

                  The undersigned, the Secretary of Anagram International, Inc., a Minnesota corporation (the "Corporation"), does hereby certify that pursuant to the provisions of Minnesota Statutes, Section 302A.135, the following resolutions were adopted by the unanimous action in writing by all of the Shareholder and all of the Directors of the Corporation on December 29, 1992.

                  NOW, THEREFORE BE IT RESOLVED that the following amendment to the Articles of Incorporation is hereby adopted:

                                    ARTICLE V

                  (a) The capital stock of this corporation shall consist of Twenty-five Thousand (25,000) shares of stock at One Dollar ($1.00) par value.

                  (b) No holder of stock of this corporation shall be entitled to any cumulative voting rights.

                  (c) The capital stock of this corporation shall be issued in the manner, at the times, in such amounts, and for such consideration in money or property or both, as the Board of Directors may, from time to time, determine. The Board of Directors shall have the authority to establish more than one class or series of stock, to designate the rights and preferences thereof and to fix the terms, provisions and conditions of, and authorize the issuance of options, warrants, or rights to purchase or subscribe for shares of its common stock, including the price or prices at which shares may be purchased or subscribed for.

                  (d) No holder of stock of this corporation shall have any preferential, pre-emptive, or other rights of subscription to any shares of any class of stock of this corporation allotted or sold or to be allotted or sold and how or hereafter authorized, or to any obligations or securities convertible into any class of stock of this corporation, nor any right of subscription to any part thereof.

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                  IN WITNESS HEREOF, the undersigned has hereunto set his hand this 30th day of December, 1992.

                                            /s/ James Plutt
                                            -----------------------------------
                                                Secretary